EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

DOCUMENT SPA-08282013

This Securities Purchase Agreement (this “Agreement”) dated as of September 4, 2013, is by and between Advaxis, Inc., a Delaware corporation (the “Company”) and JMJ Financial (the “Purchaser”) (referred to collectively herein as the “Parties”).

WHEREAS, the Company desires to sell and the Purchaser desires to purchase a $800,000 Promissory Note in the form of Exhibit A attached hereto (the “Note”) and $50,000 worth of shares of common stock of the Company (the “Origination Shares,” and, together with the Note, the “Securities”) as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1. Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities for US $500,000 (the “Purchase Price”). The Company agrees that the Purchase Price is good and valuable consideration for the purchase of the Note and the Origination Shares.

2. Delivery of the Purchase Price. The Purchaser shall deliver the Purchaser Price to the Company on the Effective Date by wire transfer of immediately available funds.

3. Delivery of the Note. The Company shall deliver to the Purchaser on or before the Effective Date a pdf copy of the Note executed by the Company. The Purchaser shall countersign the Note and send a pdf copy of the fully executed Note to the Company on the Effective Date.

4. Delivery of Origination Shares. The Company shall deliver to the Purchaser, within five business days after the Effective Date of this Agreement, such number of duly and validly issued, fully-paid and non-assessable shares of common stock of the Company as equals $50,000 divided by the lowest trade price of the Company’s common stock during the ten trading day period ending on the date of this Agreement (the “Original Origination Shares”). Within five business days after the Purchaser disposes of the last of the Original Origination Shares, the Purchaser shall notify the Company whether it received $50,000 of net proceeds from the sale of the Original Origination Shares and, if the Purchaser did not receive $50,000 of net proceeds and the Purchaser so requests, the Company shall deliver to the Purchaser, within three business days after receipt of such request from the Purchaser, such additional number of duly and validly issued, fully-paid and non-assessable shares of common stock of the Company (“Additional Origination Shares”) as equals (a) $50,000 minus the net proceeds the Purchaser received from sale of the Original Origination Shares, divided by (b) the lowest trade price of the Company’s common stock during the ten trading days prior to the Purchaser’s request for delivery of Additional Origination Shares (It is the Company’s and the Purchaser’s expectation that the issuance of such Additional Origination Shares will tack back to the Effective Date of this Agreement such that the Additional Origination Shares can be issued free trading and free of any restrictive legend).

5. TA Letter. The Company shall deliver to the Purchaser a letter addressed to the Company’s transfer agent in the form of Exhibit B attached hereto (the “TA Letter”) executed by the Company and the Company’s transfer agent.

6. Effective Date. This Agreement will become effective only upon occurrence of the two following events: execution of this Agreement, the Note, and the TA Letter by both the Company and the Purchaser (and, in the case of the TA Letter, by the Company’s transfer agent), and delivery of $500,000 by the Purchaser to the Company.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 4th day of September, 2013.

COMPANY:

ADVAXIS, INC.

By:	/s/ DANIEL J. O’CONNOR
Daniel J. O’Connor
Chief Executive Officer

By:	/s/ MARK ROSENBLUM
Mark Rosenblum
Chief Financial Officer

PURCHASER:

JMJ Financial / Its Principal

[Securities Purchase Agreement Signature Page]

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